UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2014

Lihua International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 17, 2014, Lihua International, Inc. (the “Company”), received a letter from The NASDAQ Stock Market LLC (“Nasdaq”), which stated that the Nasdaq Staff has determined to delist the Company’s securities pursuant to its discretionary authority under Listing Rule 5101. The Nasdaq Staff cited a number of reasons for their decision, including: 1) public interest concerns associated with the allegations against the Company’s former CEO and Chairman, Mr. Jian Hua Zhu, and the Company’s operational and financial status since those allegations were made public; 2) alleged violations by the Company of Listing Rule 5250(b)(1), which sets forth a listed company’s obligation to make prompt disclosure to the public through any Regulation FD compliant method (or combination of methods) of disclosure of any material information that would reasonably be expected to affect the value of its securities or influence investors’ decisions; and 3) Listing Rule 5250(c)(1), which sets forth a listed company’s obligation to timely file all required periodic financial reports with the Securities and Exchange Commission.

The Company has not yet made a determination as to whether it will appeal the Nasdaq Staff’s decision to delist. The deadline to request such an appeal is June 24, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2014

Lihua International, Inc.

By: /s/ Daphne Huang

Name: Daphne Huang

Title: Chief Financial Officer

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